PMA CAPITAL CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1999)

MARCH 2001

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ARTICLE IV - FORM OF PAYMENT OF EXCESS RETIREMENT BENEFITS		7
4.1	Payment of Excess Retirement Benefit	7
4.2	Form of Payment	7
4.3	Change of Control During Employment	7
4.4	Change of Control During Retirement	7
4.5	Failure to Assume Plan upon Change of Control	7
4.6	Actuarial Equivalent	8

ARTICLE V - DEATH BENEFIT		8
5.1	Death Benefit	8
5.2	Simultaneous Death	8

ARTICLE VI - ADMINISTRATION OF THE PLAN		8
6.1	Administrator	8
6.2	Committee Action	8
6.3	Powers of Administrator	9
6.4	Decisions of Administrator	9
6.5	Administrative Expenses	9
6.6	Eligibility to Participate	9
6.7	Insurance and Indemnification for Liability	10
6.8	Agent for Service of Legal Process	10
6.9	Delegation of Responsibility	10
6.10	Claims Procedure	10

ARTICLE VII - MISCELLANEOUS		11
7.1	Funding	11
7.2	Amendment or Termination	11
7.3	Status of Employment	12
7.4	Payments to Minors and Incompetents	12
7.5	Inalienability of Benefits	12
7.6	Governing Law	12
7.7	Severability	12
7.8	Required Information to Administrator	12
7.9	Income and Payroll Tax Withholding	13
7.10	Application of Plan	13
7.11	No Effect on Other Benefits	13
7.12	Inurement	13
7.13	Notice	13
7.14	Captions	13
7.15	Acceleration of Payments	13
7.16	Reporting and Disclosure Requirements	14
7.17	Gender and Number	14

ARTICLE VIII - ADOPTION BY AFFILIATED EMPLOYERS		14
8.1	Adoption of Plan	14
8.2	Withdrawal from Plan	15
8.3	Application of Withdrawal Provisions	15
8.4	Plan Sponsor Appointed Agent of Participating Companies	15

APPENDIX A - LIST OF PARTICIPATING COMPANIES		16

PLAN EXHIBIT A - PLAN ADOPTION AGREEMENT		17

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PLAN ADOPTION AGREEMENT - PENNSYLVANIA MANUFACTURERS' ASSOCIATION INSURANCE COMPANY	18

PLAN ADOPTION AGREEMENT - PMA CAPITAL INSURANCE COMPANY
(FORMERLY PMA REINSURANCE CORPORATION)	19

PLAN ADOPTION AGREEMENT - CALIBER ONE INDEMNITY COMPANY	20

PLAN ADOPTION AGREEMENT - CALIBER ONE MANAGEMENT COMPANY, INC.	21

PLAN ADOPTION AGREEMENT - PMA MANAGEMENT CORP	22

PLAN ADOPTION AGREEMENT - PMA RE MANAGEMENT COMPANY	23

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PMA CAPITAL CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        WHEREAS, Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, place limitations (the “Sections 401(a)(17) and 415 Limitations”) on the retirement benefits which can be paid to participants in the PMA Capital Corporation Pension Plan (formerly known as The PMC Pension Plan (the “Pension Plan”); and

        WHEREAS, some executives hired in mid-career by PMA Capital Corporation (formerly known as the Pennsylvania Manufacturers Corporation) (the “Plan Sponsor”) are not able to be credited with the maximum number of years of Benefit Service allowable under the Pension Plan (“Short Service Reduction”); and

        WHEREAS, the Plan Sponsor established the PMA Capital Corporation Supplemental Executive Retirement Plan (formerly known as The PMC Supplemental Executive Retirement Plan) (the “Plan”) to provide supplemental executive retirement benefits for the purposes of offsetting the Sections 401(a)(17) and 415 Limitations and the Short Service Reduction to a select group of management and highly compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and

        WHEREAS, the Plan Sponsor has decided to provide to a select group of management and highly compensated employees within the meaning of Section 201(2) of ERISA the Short Service Reduction benefits previously provided under the Plan in a separate plan to be known as the PMA Capital Corporation Executive Management Pension Plan (the “EMPP”); and

        WHEREAS, the Plan Sponsor has established the EMPP, effective January 1, 1999, to provide for the Short Service Reduction benefits; and

        WHEREAS, the Plan Sponsor now desires to amend and restate the Plan to, among other things, reflect the removal from the Plan of the Short Service Reduction benefit which shall now be provided in the EMPP;

        NOW THEREFORE, the Plan Sponsor does hereby amend and restate the Plan, as of January 1, 1999, as hereinafter set forth.

ARTICLE I —DEFINITIONS

        The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

        1.1 Actuarial Equivalent. An amount or benefit of equivalent present value to the amount or benefit which otherwise would have been provided to, or on account of, a Participant determined on the basis of the actuarial assumptions then in effect under the Pension Plan.

        1.2 Administrator. The committee (hereinafter referred to as “Committee”) appointed by the President of the Plan Sponsor to serve as the Administrator of the Plan. If no such Committee is appointed, the Plan Sponsor shall be the Administrator of the Plan.

        1.3 Affiliated Employer. A member of a group of employers, of which the Plan Sponsor is a member and which group constitutes:

(a) A controlled group of corporations (as defined in Section 414(b) of the Code);

(b) Trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code);

(c) Trades or businesses (whether or not incorporated) which constitute an affiliated service group (as defined in Section 414(m) of the Code); or

(d) Any other entity required to be aggregated with the Plan Sponsor pursuant to Section 414(o) of the Code and the Treasury regulations thereunder.

        1.4 Board of Directors. The Board of Directors of the Plan Sponsor, as from time to time constituted, or any committee thereof which is authorized to act on behalf of the Board of Directors.

        1.5 Cause. Termination by a Participating Company of employment with the Participating Company for “Cause” shall mean termination upon the willful engaging by the Participant in misconduct which is materially injurious to the Participating Company or any Affiliated Employer. No act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Participating Company or its Affiliated Employers. Notwithstanding the foregoing, a Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a written determination by the Administrator (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant’s counsel, to be heard before the Administrator), finding that in the good faith opinion of the Administrator the Participant was guilty of misconduct as set forth above in this Section and specifying the particulars thereof in detail. If the Administrator consists of more than one individual, the Administrator’s determination shall be made by written resolution duly adopted by the affirmative vote of a majority of the entire membership of the Administrator at a meeting of the Administrator called and held for the purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant’s counsel, to be heard before the Administrator), finding that in the good faith opinion of the Administrator the Participant was guilty of misconduct as set forth above in this Section and specifying the particulars thereof in detail.

        1.6 Change of Control. A change of control of the Plan Sponsor of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Item 1(a) of a Current Report on Form 8-K or any successor rule, whether or not the Plan Sponsor is then subject to such reporting requirements; provided that, without limitation, such a Change of Control shall be deemed to occur if:

     (a) Any “person”(as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or first becomes the “beneficial owner”(as determined for purposes of Regulation 13D-G under the Exchange Act as currently in effect), directly or indirectly, in a transaction or series of transactions, of securities of the Plan Sponsor representing more than 50% of the voting power of the Plan Sponsor’s voting capital stock (the “Voting Stock”); or

     (b) The consummation of a merger, or other business combination after which the holders of the Voting Stock do not collectively own 50% or more of the voting capital stock of the entity surviving such merger or other business combination, or the sale, lease, exchange or other transfer in a transaction or series of transactions of all or substantially all of the assets of the Plan Sponsor; or

     (c) At any time individuals who were either nominated for election by the Plan Sponsor’s Board of Directors or were elected by the Plan Sponsor’s Board of Directors cease for any reason to constitute at least a majority of the Plan Sponsor’s Board of Directors.

        1.7 Code. Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

        1.8 Effective Date. As amended and restated herein, January 1, 1999. The original effective date was January 1, 1993.

        1.9 Early Retirement Date. A Participant's Early Retirement Date under the Pension Plan.

        1.10 Eligible Officer. Any officer of a Participating Company who is:

(a) Engaged in rendering personal services under the direction or control of the Participating Company on or after January 1, 1998; and

(b) A Participant in the Pension Plan.

        1.11 Excess Retirement Benefit. A Participant's excess retirement benefit under this Plan determined in accordance with Section 2.1 hereof.

        1.12 Good Reason. For purposes of this Plan, “Good Reason” shall mean any of the following events which occurs, following a Change of Control, without the Participant’s express written consent:

     (a) The assignment to the Participant of any duties materially inconsistent with the Participant’s status, position, duties, and responsibilities with the Participating Company immediately prior to such Change of Control or a substantial alteration in the nature or status of the Participant’s responsibilities from those in effect immediately prior to such Change of Control;

     (b) A reduction by the Participating Company in the Participant’s annual base salary as in effect on the Effective Date or thereafter, as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all executives of the Participating Company and of any organization in control of the Participating Company;

     (c) The Participating Company’s requiring the Participant to be based anywhere other than the Participant’s office prior to the Change of Control, except for required travel on the Participating Company’s business to an extent substantially consistent with the Participant’s prior travel obligations;

     (d) The failure by the Participating Company to continue in effect any compensation plan of the Participating Company in which the Participant participates, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with such Change of Control, or the failure by the Participating Company to continue the Participant’s participation therein;

     (e) The failure by the Participating Company to continue to provide the Participant with benefits substantially similar to those provided under the Plan Sponsor’s 401(k) Plan or any of the pension, life insurance, medical, health and accident, or disability plans of the Participating Company in which the Participant was participating at the time of such Change of Control, or the taking of any action by the Participating Company which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of such Change of Control, or the failure by the Participating Company or its subsidiaries to provide the number of paid vacation days to which the Participant was entitled on the basis of years of service with the Participating Company in accordance with the normal vacation policy of the Participating Company as in effect at the time of such Change of Control;

     (f) Any purported termination of a Participant’s employment which is not effected pursuant to a written notice setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment; and for purposes of this Plan, no such purported termination shall be effective.

        1.13 Grandfathered Early Retirement Benefit. The amount determined using the formula in the Pension Plan, as in effect before June 1, 1999, but after December 31, 1992, for determining the benefit thereunder on or after a Participant’s retirement on or after his/her Early Retirement Date (as defined in Article I of the Pension Plan) but before his/her Normal Retirement Date (as defined in Article I of the Pension Plan).

        1.14 Grandfathered Normal Retirement Benefit. The amount determined using the formula in the Pension Plan, as in effect before June 1, 1999, but after December 31, 1992, for determining the benefit thereunder upon a Participant’s retirement on or after his/her Normal Retirement Date (as defined in Article I of the Pension Plan).

        1.15 Grandfathered Separation from Service Benefit. The amount determined using the formula in the Pension Plan, as in effect before June 1, 1999, for determining the benefit thereunder upon a Participant’s separation from service before his/her Early Retirement Date (as defined in Article I of the Pension Plan).

        1.16 Limited Benefit Assumptions. The Limited Benefit Assumptions are that Compensation (as defined in Article I of the Pension Plan) is subject to the Section 401(a)(17) Limitation and the annual benefit is subject to the Section 415 Limitation.

        1.17 Limited Early Retirement Benefit. The greater of:

(a) The Grandfathered Early Retirement Benefit determined using the Limited Benefit Assumptions; or

(b) The New Early Retirement Benefit determined using the Limited Benefit Assumptions.

        1.18 Limited Normal Retirement Benefit. The greater of:

(a) The Grandfathered Normal Retirement Benefit determined using the Limited Benefit Assumptions; or

(b) The New Normal Retirement Benefit determined using the Limited Benefit Assumptions.

        1.19 Limited Separation from Service Benefit. The greater of:

(a) The Grandfathered Separation from Service Benefit determined using the Limited Benefit Assumptions; or

(b) The New Separation from Service Benefit determined using the Limited Benefit Assumptions.

        1.20 New Early Retirement Benefit. The amount determined using the formula in the Pension Plan, as in effect on and after June 1, 1999, for determining the benefit thereunder upon a Participant’s retirement on or after his/her Early Retirement Date (as defined in Article I of the Pension Plan) but before his/her Normal Retirement Date (as defined in Article I of the Pension Plan).

        1.21 New Normal Retirement Benefit. The amount determined using the formula in the Pension Plan, as in effect on and after June 1, 1999, for determining the benefit thereunder upon a Participant’s retirement on or after his/her Normal Retirement Date (as defined in Article I of the Pension Plan).

        1.22 New Separation from Service Benefit. The amount determined using the formula in the Pension Plan, as in effect on and after June 1, 1999, for determining the benefit thereunder upon a Participant’s separation from service before his/her Early Retirement Date (as defined in Article I of the Pension Plan).

        1.23 Normal Retirement Date. A Participant's Normal Retirement Date under the Pension Plan.

        1.24 Participant. An Eligible Officer or a former Eligible Officer who is accruing, or who has accrued, benefits under this Plan.

        1.25 Participating Company. The Plan Sponsor and each of its Affiliated Employers which, upon the approval of the Board of Directors, has agreed to participate in this Plan in accordance with the provisions of Article VIII. Each Participating Company is listed on Appendix A.

        1.26 Pension Plan. The PMA Capital Corporation Pension Plan (formerly known as The PMC Pension Plan) as in effect on the Effective Date and as such plan may be further amended and/or restated from time to time and each successor or replacement tax-qualified pension plan. In addition, the Pension Plan shall also include such other retirement plans of the Plan Sponsor or of such other affiliates, subsidiaries or divisions of the Plan Sponsor as the Administrator may expressly include from time to time.

        1.27 Plan. The PMA Capital Corporation Supplemental Executive Retirement Plan (formerly known as The PMC Supplemental Executive Retirement Plan) as set forth herein and as it may be amended and/or restated from time to time.

        1.28 Plan Sponsor. PMA Capital Corporation (formerly known as Pennsylvania Manufacturers Corporation), a Pennsylvania corporation.

        1.29 Plan Year. Each calendar year beginning on January 1 and ending on the following December 31.

        1.30 Section 401(a)(17) Limitation. The limitation on compensation taken into account under the Pension Plan pursuant to Section 401(a)(17) of the Code.

        1.31 Section 415 Limitation. The limitation on benefits payable from the Pension Plan imposed by Section 415 of the Code.

        1.32 Spouse. A person who is married to a Participant and who is recognized as the Participant’s Spouse for purposes of the Pension Plan.

        1.33 Termination of Employment. A termination of the employer — employee relationship under circumstances which give rise to a “Separation from Service” under the Pension Plan.

        1.34 Unlimited Benefit Assumptions. The Unlimited Benefit Assumptions are:

     (a) The Participant shall be deemed to receive Compensation (as such term is defined in Article I of the Pension Plan) without taking into account the Section 401(a)(17) Limitation and without taking into account any salary reduction contributions by such Participant to the PMA Capital Corporation 401(k) Excess Plan or to the PMA Capital Corporation Executive Deferred Compensation Plan; and

(b) The Section 415 Limitations contained in Article XI of the Pension Plan shall not be taken into account.

        1.35 Unlimited Early Retirement Benefit. The greater of:

(a) The Grandfathered Early Retirement Benefit determined using the Unlimited Benefit Assumptions; or

(b) The New Early Retirement Benefit determined using the Unlimited Benefit Assumptions.

        1.36 Unlimited Normal Retirement Benefit. The greater of:

(a) The Grandfathered Normal Retirement Benefit determined using the Unlimited Benefit Assumptions; or

(b) The New Normal Retirement Benefit determined using the Unlimited Benefit Assumptions.

        1.37 Unlimited Separation from Service Benefit. The greater of:

(a) The Grandfathered Separation from Service Benefit determined using the Unlimited Benefit Assumptions; or

(b) The New Separation from Service Benefit determined using the Unlimited Benefit Assumptions.

ARTICLE II —EXCESS RETIREMENT BENEFITS

        2.1 Excess Retirement Benefit. Subject to Sections 2.2 and 7.2 hereof, the Excess Retirement Benefit of a Participant who is an Eligible Officer shall be determined as follows:

(a) Normal Retirement Benefit. A Participant's Excess Retirement Benefit at his or her Normal Retirement Date shall be the benefit equal to:

(1) The Participant's Unlimited Normal Retirement Benefit, less

(2) The Participant's Limited Normal Retirement Benefit.

(b) Early Retirement Benefit. A Participant's Excess Retirement Benefit at his or her Early Retirement Date shall be the benefit equal to:

(1) The Participant's Unlimited Early Retirement Benefit, less

(2) The Participant's Limited Early Retirement Benefit.

(c) Separation from Service Benefit. A Participant's Excess Retirement Benefit on his or her separation from service date shall be the benefit equal to:

(1) The Participant's Unlimited Separation from Service Benefit, less

(2) The Participant's Limited Separation from Service Benefit.

        2.2 Reemployment. If a Participant whose employment with the Participating Company was terminated at a time when such Participant had an Excess Retirement Benefit and whose benefit had commenced to be paid under this Plan becomes reemployed by the Participating Company, payment of such Excess Retirement Benefit shall be suspended until such individual again ceases to be employed by the Participating Company. Thereupon, payment of such Excess Retirement Benefit shall recommence, but after taking into account any additional Benefit Service (as such term is defined in Article I of the Pension Plan) earned during such period of reemployment.

ARTICLE III —VESTING OF EXCESS RETIREMENT BENEFITS

        3.1 Full Vesting. Except as otherwise provided in this Section 3.1 and in Section 7.2 hereof, a Participant shall have a fully (100%) vested and nonforfeitable interest in his/her Excess Retirement Benefit, if any, once he/she has satisfied the requirements for a fully vested and nonforfeitable benefit under the Pension Plan. Notwithstanding the foregoing, a Participant shall forfeit his/her vested interest, if any, in his/her Excess Retirement Benefit if his/her employment is terminated for Cause.

        3.2 Forfeitures. Any amount forfeited hereunder by a Participant who has not become vested in a Excess Retirement Benefit under this Plan shall constitute a reduction of the Participating Company’s liability under the Plan and shall not be allocated to the remaining Participants.

ARTICLE IV —FORM OF PAYMENT OF EXCESS RETIREMENT BENEFITS

        4.1 Payment of Excess Retirement Benefit. Except as otherwise provided in Sections 4.3 and 7.2 hereof, a Participant’s vested Excess Retirement Benefit, if any, shall commence to be paid at the time retirement income payments commence being made to the Participant under the Pension Plan.

        4.2 Form of Payment. The normal form of payment of a Participant’s Excess Retirement Benefit shall be the same as that provided under the Pension Plan. Subject to Section 4.5 hereof, a Participant’s Excess Retirement Benefit shall be paid, however, in the same form which the Participant has elected, or is deemed to have elected, pursuant to the Pension Plan. The Participant’s election under the Pension Plan (with the valid consent of his/her Spouse where required under the Pension Plan) shall also be applicable to the payment of his/her Excess Retirement Benefit. Notwithstanding the foregoing, any Participant who elects a Social Security level income option to augment his/her benefit under the Pension Plan on account of his/her retirement before he/she is eligible for retirement benefits under the Federal Social Security system (as such optional form is described in Section 7.2 of the Pension Plan) shall receive his/her Excess Retirement Benefit in the form of a single life annuity. The Administrator shall have the sole and absolute discretion and authority to approve or reject a Participant’s request for a different method of payment than specified herein.

        4.3 Change of Control During Employment. Upon a Change of Control, or within two years thereafter, regardless of whether or not the Plan has been terminated during such period, if the Participating Company (or any successor corporation) shall terminate the Participant’s employment for other than Cause, or if the Participant shall terminate employment for Good Reason or retirement, death, or total disability (as defined in the Pension Plan), then the Participant shall become eligible for, and entitled to receive, the Participant’s Excess Retirement Benefit determined as of the date Participant’s employment terminated, i.e., if the termination date is on or after the Normal Retirement Date then the Excess Retirement Benefit will be determined under Section 2.1(a), if the termination date is on or after the Early Retirement Date but before the Normal Retirement Date, then under Section 2.1(b) and if prior to the Early Retirement Date, then under Section 2.1(c). The Participant’s Excess Retirement Benefit under this provision shall be paid to the Participant in a lump sum upon such termination of employment by the Participating Company (or any successor corporation) in cash within ninety days following the date of termination. Such amount will be calculated as the Actuarial Equivalent of the Participant’s Excess Retirement Benefit using the assumptions for determining Actuarial Equivalence provided under the Pension Plan for determining lump sum distributions. Any Participant who remains employed by the Participating Company (or any successor corporation) for two or more years after a Change of Control shall receive the Excess Retirement Benefit in accordance with Sections 4.1 and 4.2 hereof.

        4.4 Change of Control During Retirement. In the event of a Change of Control of the Plan Sponsor, any Participant who has previously retired from the Participating Company and is receiving payment of the Participant’s Excess Retirement Benefit shall receive, within ninety days following such Change of Control, a single payment in cash which is the Actuarial Equivalent of the Participant’s remaining benefit under this Plan using the assumptions for determining Actuarial Equivalence provided under the Pension Plan for determining lump sum distributions.

        4.5 Failure to Assume Plan upon Change of Control. In the event the Plan is not assumed by a successor upon a Change of Control of the Plan Sponsor, then all Participants shall become eligible for, and entitled to receive, their Excess Retirement Benefit determined in the manner described in Section 4.3. Such Excess Retirement Benefit shall be paid out in a lump sum upon such failure to assume the Plan. Such benefit shall be paid by the Participating Company (or any successor corporation) to the Participant in a lump sum, in cash, within ninety days following the date of the failure to assume the Plan. Such amount will be calculated as the Actuarial Equivalent of the Participant’s Excess Retirement Benefit using the assumptions for determining Actuarial Equivalence provided under the Pension Plan for determining lump sum distributions.

        4.6. Actuarial Equivalent. An Excess Retirement Benefit which is payable in any form other than the normal form under the Pension Plan, i.e., a straight life annuity over the lifetime of the Participant, or which commences at any time prior to the Participant’s Normal Retirement Date, shall be the Actuarial Equivalent of the Excess Retirement Benefit payable hereunder using the assumptions for determining Actuarial Equivalence provided under the Pension Plan for making a comparable determination.

ARTICLE V —DEATH BENEFIT

        5.1 Death Benefit. Except as otherwise provided herein, a death benefit shall be payable:

     (a) To the surviving Spouse of a Participant who dies before commencement of his/her Excess Retirement Benefit, if the Spouse is entitled to a qualified pre-retirement survivor annuity under Section 6.1 of the Pension Plan. The amount of the death benefit hereunder shall be based on the amount of the Participant’s Excess Retirement Benefit determined using the date of death as the date of retirement or separation from service and calculated using the rules contained in Section 6.1 of the Pension Plan. The death benefit shall be administered and distributed in accordance with the provisions of Sections 6.1 and 6.2 of the Pension Plan.

     (b) In the event of a Change of Control of the Plan Sponsor, any surviving Spouse who is receiving payment of a death benefit pursuant to this Section 5.1 shall receive a single lump sum payment which is the Actuarial Equivalent of the surviving Spouse’s remaining death benefit. Such benefit shall be paid by the Participating Company (or any successor corporation) to the surviving Spouse within ninety days following the date of the Change of Control.

        5.2 Simultaneous Death. In the event of the simultaneous death of a Participant eligible for a death benefit under this Article V and his/her Spouse so that it is not possible to determine which one was the survivor, it shall be presumed for purposes of this Article V that the Spouse predeceased the Participant.

ARTICLE VI —ADMINISTRATION OF THE PLAN

        6.1 Administrator. The Committee appointed by the President of the Plan Sponsor is hereby designated as the administrator of the Plan (within the meaning of Section 3(16)(A) of ERISA). If no Committee is appointed by the Plan Sponsor as the Administrator, the Plan Sponsor shall be the Administrator of the Plan. The Administrator shall have the authority to control and manage the operation and administration of the Plan as the named fiduciary under Section 402(a)(1) of ERISA. The President of the Plan Sponsor may appoint another person to be the Administrator at any time. The President of the Plan Sponsor may also remove a Administrator and fill any vacancy which may arise.

        6.2 Committee Action. If a Committee is appointed as Administrator, the following rules apply:

     (a) On all matters within the jurisdiction of the Committee, the decision of a majority of the members of the Committee shall govern and control. The Committee may take action either at a meeting or in writing without a meeting, provided that in the latter instance all members of the Committee shall have been advised of the action contemplated and that the written instrument evidencing the action shall be signed by a majority of the members.

     (b) The President of the Plan Sponsor shall appoint the Chair of the Committee. The Committee may appoint, either from among its members or otherwise, a secretary who shall keep a record of all meetings and actions taken by the Committee. Either the Chair of the Committee or any member of the Committee designated by the Chair shall execute any certificate, instrument or other written direction on behalf of the Committee. Any action taken on matters within the discretion of the Committee shall be final and conclusive as to the parties thereto and as to all Participants or beneficiaries claiming any right under the Plan.

        6.3 Powers of Administrator. The Administrator shall have all powers necessary to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following powers:

     (a) Appoint, retain, and terminate such persons as it deems necessary or advisable to assist in the administration of the Plan or to render advice with respect to the responsibilities of the Administrator under the Plan, including accountants, actuaries, administrators, attorneys and physicians.

(b) Make use of the services of the employees of the Participating Company in administrative matters.

     (c) Obtain and act on the basis of all tables, valuations, certificates, opinions, and reports furnished by the persons described in paragraph (a) or (b) above. Any determination of Actuarially Equivalent benefits by the actuary selected by the Administrator shall be conclusive and binding on the Participating Company, the Administrator and all Participants.

(d) Review the manner in which benefit claims and other aspects of the Plan administration have been handled by the employees of the Participating Company.

     (e) Determine all benefits and resolve all questions pertaining to the administration and interpretation of the Plan provisions, either by rules of general applicability or by particular decisions. To the maximum extent permitted by law, all interpretations of the Plan and other decisions of the Administrator shall be conclusive and binding on all parties.

     (f) Adopt such forms, rules and regulations as it shall deem necessary or appropriate for the administration of the Plan and the conduct of its affairs, provided that any such forms, rules and regulations shall not be inconsistent with the provisions of the Plan.

(g) Remedy any inequity from incorrect information received or communicated or from administrative error.

(h) Commence or defend any litigation arising from the operation of the Plan in any legal or administrative proceeding.

(i) To determine all considerations affecting the eligibility of any Employee to become a Participant or remain a Participant in the Plan;

(j) To determine the status and rights of Participants and their Spouses, beneficiaries or estates;

        6.4 Decisions of Administrator. All decisions of the Administrator, and any action taken by it in respect of the Plan and within the powers granted to it under the Plan, shall be conclusive and binding on all persons, subject to the claims and appeal procedure described in Section 6.10 hereof.

        6.5 Administrative Expenses. All expenses incident to the operation and administration of the Plan reasonably incurred, including, without limitation by way of specification, the fees and expenses of attorneys and advisors, and for such other professional, technical and clerical assistance as may be required, shall be paid by the Participating Company.

        6.6 Eligibility to Participate. No member of the Administrator who is also an Eligible Officer shall be precluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Administrator, to act or pass upon any matters pertaining specifically to his or her own benefit under the Plan.

        6.7 Insurance and Indemnification for Liability. The rules relating to the insurance and indemnification for liability are as follows:

     (a) Insurance.The Plan Sponsor may, in its discretion, obtain, pay for, and keep current a policy or policies or insurance, insuring members of the Administrator and other employees to whom any fiduciary responsibility with respect to administration of the Plan has been delegated against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable Federal or state law.

     (b) Indemnity.If the Plan Sponsor does not obtain, pay for, and keep current the type of insurance policy or policies referred to in Section 6.7(a) above, or if such insurance is provided but any of the members of the Administrator or other employees referred to in Section 6.7(a) above incur any costs or expenses which are not covered under such policies, then, in either event, the Plan Sponsor shall, to the extent permitted by law, indemnify and hold harmless such parties against any and all costs, expenses and liabilities incurred by such parties in performing their duties and responsibilities under this Plan, provided such party or parties were acting in good faith within what was reasonably believed to have been in the best interests of the Plan and its Participants.

        6.8 Agent for Service of Legal Process. The Administrator shall be the designated agent for the service of legal process with respect to any matter concerning the Plan.

        6.9 Delegation of Responsibility. The Administrator may designate a committee of one or more persons to carry out any of the responsibilities or functions assigned or allocated to the Administrator under the Plan. Each reference to the Administrator in this Plan shall include the Administrator as well as any person to whom the Administrator may have delegated the performance of a particular function or responsibility under this Section 6.9.

        6.10 Claims Procedure.

     (a) Claim for Benefits.All claims for benefits under the Plan shall be made in writing and shall be signed by the applicant. Claims shall be submitted to a representative designated by the Administrator and hereinafter referred to as the “Claims Coordinator”.

     Each claim hereunder shall be acted on and approved or disapproved by the Claims Coordinator within 60 days following the receipt by the Claims Coordinator of the information necessary to process the claim.

     In the event the Claims Coordinator denies a claim for benefits, in whole or in part, the Claims Coordinator shall notify the applicant in writing of the denial of the claim and notify such applicant of his or her right to a review of the Claims Coordinator’s decision by the Administrator. Such notice by the Claims Coordinator shall also set forth, in a manner calculated to be understood by the applicant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim, with an explanation of why such material or information is necessary, and an explanation of the Plan’s claims review procedure as set forth in this Section 6.10.

     If no action is taken by the Claims Coordinator on an applicant’s claim within 60 days after receipt by the Claim Coordinator, such application shall be deemed to be denied for purposes of the following appeals procedure.

     (b) Appeals Procedure.Any applicant whose claim for benefits is denied in whole or in part (“Claimant”) may appeal from such denial to the Administrator for a review of the decision by the Administrator. Such appeal must be made within six months after the Claimant has received written notice of the denial as provided above in Section 6.10(a). An appeal must be submitted in writing within such period and must:

(1) Request a review by the Administrator of the claim for benefits under the Plan;

(2) Set forth all of the grounds upon which the Claimant's request for review is based and any facts in support thereof; and

(3) Set forth any issues or comments which the Claimant deems pertinent to the appeal.

     The Administrator shall regularly review appeals by Claimants. The Administrator shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing the Claimant’s request for review. If such an extension of time for processing is required, written notice of the extension shall be forwarded to the Claimant prior to the commencement of the extension. In no event shall such extension exceed a period of 120 days after the request for review is received by the Administrator.

     The Administrator shall make a full and fair review of each appeal and any written materials submitted by the Claimant and/or the Participating Company in connection therewith. The Administrator may require the Claimant and/or the Participating Company to submit such additional facts, documents or other evidence as the Administrator in its discretion deems necessary or advisable in making its review. The Claimant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Administrator, provided the Administrator finds the requested documents or materials are pertinent to the appeal.

     On the basis of its review, the Administrator shall make an independent determination of the Claimant’s eligibility for benefits under the Plan. The decision of the Administrator on any claim for benefits shall be final and conclusive upon all parties thereto.

     In the event the Administrator denies an appeal, in whole or in part, the Administrator shall give written notice of the decision to the Claimant, which notice shall set forth, in a manner calculated to be understood by the Claimant, the specific reasons for such denial and which shall make specific reference to the pertinent Plan provisions on which the Administrator’s decision was based.

     (c) Compliance with Regulations.It is intended that the claims procedure of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR § 2560.503-1.

ARTICLE VII —MISCELLANEOUS

        7.1 Funding. Nothing contained in this Plan and no action taken pursuant to this Plan will create or be construed to create or require a funded arrangement or any kind of fiduciary duty between the Participating Company and/or the Administrator and a Participant. Benefits payable under this Plan shall be paid directly from the general assets of each Participating Company. The Participating Company shall not be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligations under this Plan. The Participating Company’s obligation hereunder will be an unfunded and unsecured promise to make payments in the future. A Participant and his/her Spouse shall not have any property interest, claim or legal or equitable right in or to any specific assets of the Participating Company other than the unsecured right to receive payments from the Participating Company as provided herein. To the extent any person acquires a right hereunder, such right(s) will be no greater than those of a general, unsecured creditor of the Participating Company.

        7.2 Amendment or Termination.

(a) The Board of Directors reserves the right to alter, amend or terminate the Plan, or any part thereof, through the adoption of a written resolution; provided, however, that no such action by the

Board of Directors shall reduce a Participant’s Excess Retirement Benefit accrued as of the time thereof and no such amendment or termination may occur as a result of a Change of Control, within two years after a Change of Control, or as part of any plan to effect a Change of Control. Each amendment shall be set forth in a written instrument.

     (b) If the Plan is terminated, a determination shall be made of each Participant’s Excess Retirement Benefit as of the Plan termination date. The amount of a Participant’s benefit or benefits shall be payable to the Participant at the time it would have been payable under Article IV hereof if the Plan had not been terminated. If a Participant dies after termination of the Plan, but prior to his/her Termination of Employment, his/her surviving Spouse shall receive a distribution of his/her death benefit, determined in accordance with Article V hereof, but based on the Participant’s Excess Retirement Benefit as of the Plan termination date.

        7.3 Status of Employment. Neither the establishment or maintenance of the Plan, nor any action of the Plan Sponsor or any Participating Company or the Administrator shall be held or construed to confer upon any individual any right to be continued as an Employee nor, upon dismissal, any right or interest in any assets of the Plan Sponsor or a Participating Company nor to affect any Participant’s right to terminate his/her employment at any time.

        7.4 Payments to Minors and Incompetents. If a Participant or surviving Spouse entitled to receive any benefits hereunder is a minor or is deemed by the Administrator or is adjudged to be legally incapable of giving a valid receipt and discharge for such benefits, they will be paid to the duly appointed guardian of such minor or incompetent or to such other legally appointed person as the Administrator may designate. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

        7.5 Inalienability of Benefits

     (a) Benefits payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, whether voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits under the Plan shall be void. The Participating Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits under the Plan.

     (b) Notwithstanding Section 7.5(a), if a Participant is indebted to the Participating Company at any time when payments are to be made by the Participating Company to the Participant under the provisions of the Plan, the Participating Company shall have the right to reduce the amount of payment to be made to the Participant (or the Participant’s surviving Spouse) to the extent of such indebtedness. Any election by the Participating Company not to reduce such payment shall not constitute a waiver of its claim for such indebtedness.

        7.6 Governing Law. Except to the extent preempted by federal law, the Plan shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

        7.7 Severability. In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth.

        7.8 Required Information to Administrator. Each Participant will furnish to the Administrator such information as the Administrator considers necessary or desirable for purposes of administering the Plan, and the provisions of the Plan respecting any payments thereunder are conditional upon the Participant’s furnishing promptly such true, full and complete information as the Administrator may request. The Administrator, in its sole discretion, may request a Participant to submit proof of his/her age. The Administrator will, if such proof of age is not submitted when requested, use as conclusive evidence thereof such information as is deemed by it to be reliable, regardless of the lack of proof. Any notice or information which, according to the terms of the Plan or the rules of the Administrator, must be filed with the Administrator, shall be deemed so filed if addressed and either delivered in person or mailed to and received by the Administrator at the following address:

Plan Administrator
PMA Capital Corporation
1735 Market Street, 27th Floor
Philadelphia, PA 19103

Failure on the part of the Participant or Spouse to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of benefits under the Plan until such information or proof is received by the Administrator.

        7.9 Income and Payroll Tax Withholding. To the extent required by the laws in effect at the time payments are made under this Plan, the Plan Sponsor shall withhold from such deferred compensation payments any taxes required to be withheld for federal, state or local tax purposes.

        7.10 Application of Plan. The Plan, as set forth herein, shall apply to any Participant terminating employment on or after the Effective Date. The Plan, as in effect on a Participant’s Termination of Employment date, shall apply to any such Participant terminating employment before the Effective Date.

        7.11 No Effect on Other Benefits. No amount credited under this Plan shall be deemed part of the total compensation for the purpose of computing benefits to which a Participant may be entitled under any pension plan or other supplemental compensation arrangement, unless such plan or arrangement specifically provides to the contrary. The amounts payable to the Participant hereunder will be in addition to any benefits paid or payable to the Participant under any other pension, disability, annuity or retirement plan or policy whatsoever. Nothing herein contained will in any manner modify, impair or affect any existing or future rights of the Participant to participate in any other employee benefits plan or receive benefits in accordance with such plan or to participate in any current or future pension plan of a Participating Company or any supplemental arrangement which constitutes a part of the Participating Company’s regular compensation structure.

        7.12 Inurement. The Plan shall be binding upon and inure to the benefit of the Participating Company and its successors and assigns, and the Participant and the Participant’s beneficiaries, successors, heirs, executors and administrators.

        7.13 Notice. Any notices or elections required or permitted to be given or made under this Plan will be sufficient if in writing and if sent by first class, postage paid mail to the Participant’s last known address as shown on the Participating Company’s personnel records or to the principal office of the Participating Company, as the case may be. The date of such mailing shall be deemed the date of notice, consent or demand. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

        7.14 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for ease of reference in no way define, limit, enlarge or describe the scope or intent of this Plan or in any way affect the Plan or the construction of any provision thereof.

        7.15 Acceleration of Payments. Notwithstanding any other provision of the Plan, if the Administrator determines, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his/her delegate, a decision by a court of competent jurisdiction involving a Participant, or a closing agreement involving a Participant made under Section 7121 of the Code that is approved by the Commissioner, that such Participant or Spouse has recognized or will recognize income for federal income tax purposes with respect to benefits that are or will be payable to the Participant under the Plan before they otherwise would be paid to the Participant or the Spouse (as applicable), upon the request of the Participant or Spouse, the Administrator shall immediately make distribution to the Participant or Spouse of the amount so taxable.

        7.16 Reporting and Disclosure Requirements. In order to comply with the requirements of Title I of ERISA, the Administrator shall:

     (a) File a statement with the Secretary of Labor that includes the name and address of the employer, the employer identification number assigned by the Internal Revenue Service, a declaration that the employer maintains the Plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and a statement of the number of such plans and the number of employees in each; and

     (b) Provide plan documents, if any, to the Secretary of Labor upon request as required by Section 104(a)(1) of ERISA. It is intended that this provision comply with the requirements of DOL Reg. ss. 2520.104-23.

        This method of compliance is available to the Plan only so long as the Plan is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and for which benefits are paid as needed solely from the general assets of the employer or are provided exclusively through insurance contracts or policies, the premiums for which are paid directly by the employer from its general assets, issued by an insurance company or similar organization which is qualified to do business in any State, or both.

        7.17 Gender and Number. Whenever any words are used herein in any specific gender, they shall be construed as though they were used in any other applicable gender. The singular form, whenever used herein, shall mean or include the plural form where applicable and vice versa.

ARTICLE VIII —ADOPTION BY AFFILIATED EMPLOYERS

        8.1 Adoption of Plan. The following rules shall apply with respect to the adoption of the Plan:

(a) Adoption by Affiliated Employers. The terms of this Plan may be adopted by any Affiliated Employer, provided:

(1) The Board of Directors consents to such adoption by an appropriate written resolution;

(2) The board of directors of the Affiliated Employer adopts this Plan by an appropriate written resolution which identifies the Eligible Officers;

     (3) The Affiliated Employer executes a Plan Adoption Agreement in the form attached hereto as Plan Exhibit A, applicable to the Eligible Officers of such Affiliated Employer. The Affiliated Employer may elect in such Adoption Agreement to have special provisions apply with respect to the Eligible Officers of the Affiliated Employer which differ from the provisions of the Plan applicable to other Eligible Officers; and

(4) The Affiliated Employer executes such other documents as may be required to make such Affiliated Employer a party to the Plan as a Participating Company.

(b) Effect of Adoption. An Affiliated Employer that adopts the Plan is thereafter a Participating Company with respect to its Eligible Officers.

        8.2 Withdrawal from Plan. Any Participating Company may at any time withdraw from the Plan upon giving the Board of Directors at least 30 days prior written notice of its intention to withdraw.

        8.3 Application of Withdrawal Provisions. The withdrawal provisions contained in Section 8.2 shall be applicable only if the withdrawing Participating Company continues to cover its Participants under a plan similar to this Plan. Otherwise the termination provisions of the Plan shall apply.

        8.4 Plan Sponsor Appointed Agent of Participating Companies. As a condition precedent to the adoption of the Plan, each participating Affiliated Employer appoints the Board of Directors as its agent to exercise on its behalf all of the power and authority conferred upon the Plan Sponsor by the Plan, including, without limitation, the power to amend or to terminate the Plan.

        TO RECORD the adoption of this Plan, the Plan Sponsor on behalf of itself and each other Participating Company has caused this document to be executed by its duly authorized officers as of the 7th day of March, 2001.

ATTEST:	PMA CAPITAL CORPORATION

[SEAL]

/s/ Robert L. Pratter	By: /s/ Francis W. McDonnell
Robert L. Pratter, Secretary	Francis W. McDonnell, Senior Vice President,
Treasurer & Chief Financial Officer

APPENDIX A —LIST OF PARTICIPATING COMPANIES

(a)   PMA Capital Corporation

(b)   Pennsylvania Manufacturers’Association Insurance Company

(c)   PMA Capital Insurance Company (formerly PMA Reinsurance Corporation)

(d)   Caliber One Indemnity Company

(e)   Caliber One Management Company, Inc.

(f)   PMA Management Corp.

(g)   PMA Re Management Company

PLAN EXHIBIT A —PLAN ADOPTION AGREEMENT

[Insert Name of Adopting Affiliated Employer]

PMA CAPITAL CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

[NOTE: Plan Exhibit A is not to be completed or executed. If an Affiliated Employer adopts the Plan, a separate instrument following the form of this Plan Exhibit A shall be completed and filed with the Administrator.]

By executing this Adoption Agreement, [NAME OF ADOPTING AFFILIATED EMPLOYER], on this ____ day of __________, 20__ hereby adopts the PMA CAPITAL CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN ("Plan"), the terms of which Plan are incorporated herein by reference, and by adopting said Plan hereby becomes a Participating Company in said Plan effective __________, 20__.

        1 The Effective Date of the Plan hereby created or continued is __________, 20__.

        2 The Board of Directors of PMA CAPITAL CORPORATION consented to the adoption of the Plan by the Affiliated Employer named herein on __________, 20__.

        3 The Board of Directors of [NAME OF ADOPTING AFFILIATED EMPLOYER] adopted the Plan on __________, 20__.

Attest:	Name of Participating Company

[SEAL]

By
Secretary	President

Attest:	ADOPTION CONSENTED TO BY: PMA CAPITAL CORPORATION

[SEAL]

By
Secretary	President